UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

INSTITUTIONAL FINANCIAL

MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2011, Institutional Financial Markets, Inc. (the “Company”) completed its offer to exchange (the “Exchange Offer”) its outstanding 7.625% Contingent Convertible Senior Notes due 2027 (the “Old Notes”) for a new series of 10.50% Contingent Convertible Senior Notes due 2027 (the “New Notes”), in an amount equal to $1,000 principal amount of the New Notes for each $1,000 principal amount of the Old Notes exchanged. As a result of the completion of the Exchange Offer, the Company issued $7,621,000 aggregate principal amount of the New Notes. The New Notes are senior, unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future unsubordinated, unsecured indebtedness, including the Old Notes that remain outstanding after the completion of the Exchange Offer. The New Notes are subordinated in right of payment to the Company’s existing and future secured indebtedness to the extent of such security, and are structurally subordinated to any liabilities and other indebtedness of the Company’s subsidiaries. The New Notes will bear interest at an annual rate of 10.50%. Interest on the New Notes is payable semi-annually in arrears on May 15 and November 15 of each year. The New Notes will mature on May 15, 2027.

The New Notes are governed by the Indenture, dated July 22, 2011 (the “Indenture”), between the Company and U.S. Bank National Association, a national banking association, as trustee. Copies of the Indenture and the form of New Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The New Notes, like the Old Notes, will be convertible under certain circumstances at any time prior to the maturity date into cash and, if applicable, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion price per share of $116.37, which represents a conversion rate of approximately 8.5933 shares of Common Stock per $1,000 principal amount of New Notes. If converted, the holders of the New Notes will receive an amount in cash per $1,000 principal amount of New Notes equal to the lesser of (i) $1,000 and (ii) the average of the “daily conversion values” for each of the twenty consecutive trading days of the conversion reference period. “Daily conversion value” means, with respect to any trading day, the product of (1) the applicable conversion rate and (2) the volume weighted average price of the Common Stock on such trading day. If the average of the daily conversion values for the twenty consecutive trading days of the conversion reference period exceeds $1,000, the holder of such New Notes will also be entitled to shares of Common Stock per $1,000 principal amount of New Notes converted equal to the excess of the average of the daily conversion values for the twenty consecutive trading days of the conversion reference period over $1,000.

If the holders of the New Notes elect to convert their New Notes in connection with a corporate transaction described in the first, second or third bullet point of the definition of “fundamental change,” as defined in the Indenture, that occurs prior to May 15, 2014, they may be entitled to a make-whole premium in the form of an increase in the conversion rate. In addition, in the event of a fundamental change, the holders of the New Notes may require the Company to repurchase all or a portion of their New Notes for cash at a purchase price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Company may redeem all or part of the New Notes for cash on or after May 20, 2014, at a redemption price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest to, but excluding, the redemption date. The holders of the New Notes may require the Company to repurchase all or a portion of their New Notes for cash on May 15, 2014, May 15, 2017 and May 15, 2022 for a repurchase price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Upon the occurrence of an “event of default,” as defined in the Indenture, the principal amount of the New Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. Events of default under the Indenture include (1) failure to pay principal of any New Note, when it becomes due and payable, at the stated maturity, upon acceleration, upon redemption or otherwise; (2) failure to pay any interest on any New Note when due, which failure continues for 30 days; (3) failure to comply with obligations to convert any New Notes into cash and, if applicable, shares of Common Stock in the amounts set forth in the Indenture, which failure continues for 10 days; (4) failure to provide timely notice of a fundamental change; (5) failure to perform any other covenant in the Indenture, which failure continues for 60 days after the Company receives notice of such default; (6) any indebtedness (other than non-recourse indebtedness) under any bonds, debentures, notes or other evidences of indebtedness for money borrowed, issued by the Company or any of the Company’s significant subsidiaries, or any guarantee by the Company or any of the Company’s significant subsidiaries, in an aggregate principal amount in excess of $10 million that is not paid when due either at its stated maturity or upon acceleration thereof within a period of 30 days after the Company receives notice of such default; and (7) certain events relating to bankruptcy, insolvency or reorganization of the Company or its significant subsidiaries.

The description of the material terms of the Indenture is qualified in its entirety by reference to the text of the Indenture.

Item. 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1*	Indenture, dated as of July 22, 2011, between the Company and U.S. Bank National Association.

4.2*	Form of 10.50% Contingent Convertible Senior Notes due 2027.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: July 26, 2011	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr.
Executive Vice President, Chief Financial Officer and Treasurer